UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 1, 2013
UAN CULTURAL AND CREATIVE CO., LTD.
(Exact name of registrant as specified in its charter)
Delaware	000-51693	20-3303304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
102 North Avenue, Mt. Clemens, Michigan		48043
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(586) 530-5605
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 1, 2013, our board of directors accepted the resignations of Tzu-Yung Hsu as a Director of our company and Wan-Fang Liu as Chairman of the Board of our company. Wan-Fang Liu remains as President and a member of our Board of Directors of our company. The resignations of Tzu-Yung Hsu and Wan-Fang Liu were not due to any disagreements with our company.

Subsequently on June 1, 2013, we appointed Tsung-Ming Chang to our Board of Directors and Chih-Hung Cheng as Chairman of the Board of our company.

Tsung-Ming Chang, Director – Age 55

Mr. Tsung-Ming Chang was trained in a family owned business, a department store, where he has worked over the past 19 years. Mr. Tsung-Ming Chang joined the Taichung Jhong-You department store in 1992 and assisted in the preparation for the opening of a supermarket in the department store where he served as the Section Chief Officer, responsible for the management and operation of the supermarket. After the supermarket opened, he was in charge of the further expansion of the foods and home appliances departments and management of various booths in the department store. In 2011, he joined Roundex Corporation Ltd., in Taiwan, where he serves as Vice President of Sales and has been successful in achieving the company’s sales goals.

Mr., Chang is well suited to be a director since he has a considerable business experience in management at executive level.

Chih-Hung Cheng, Chairman of the Board – Age 41

Mr. Chih-Hung Cheng served in one of the biggest domestic insurance companies, Shin Kong Life, for over 10 years. Mr. Cheng's responsibility in this company was as Sales Manager, where his contributions lead to the increase the company’s sales volume. In 1992, Mr. Cheng joined a security company, Gen In Security as Vice President of sales where he managed the sales and marketing department. Mr. Cheng graduated from Kainan Technology College, a science and technology college in Taiwan, in 1991.

Mr. Cheng is a creative and original thinker. He has native intelligence, great curiosity about people and ideas, and plenty of common sense that he has applied to solving many problems at company. In addition, he has demonstrated excellent powers of observation, and an ability to communicate and suggest change in effective but non-threatening ways. Mr. Cheng lead the sales team with great motivation, aggressiveness and efficiency. We believe the new challenge of appointment will be very rewarding for company. Mr. Cheng's broad experience in leading large organizations and his ability to meet objectives in transparent ways qualifies him to be a welcome chairman for the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAN CULTURAL AND CREATIVE CO., LTD.
/s/ Parashar Patel
Parashar Patel
Chief Executive Officer, Secretary and Director
June 5, 2013